Exhibit 99.1

Whinstone US, Inc. and Subsidiary

December 31, 2020

and

Whinstone US, Inc.

December 31, 2019

1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

and Stockholders of

Whinstone US, Inc. and Subsidiary

We have audited the accompanying consolidated financial statements of Whinstone US, Inc. (a Delaware corporation) and Subsidiary, which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations, equity and cash flows for the year then ended, and the related notes to the consolidated financial statements. We have also audited the accompanying financial statements of Whinstone US, Inc., which comprise the balance sheet as of December 31, 2019, and the related statements of operations, equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Whinstone US, Inc. and Subsidiary as of December 31, 2020, and the results of their operations, changes in their equity and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. Also, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whinstone US, Inc. as of December 31, 2019, and the results of its operations, changes in its equity and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Malcolm M. Dienes, L.L.C

Metairie, LA

August 12, 2021

2

Whinstone US, Inc. and Subsidiary

Balance Sheets

December 31, 2020 and 2019

	Consolidated	Unconsolidated
	2020	2019
Assets
Current Assets
Cash and Cash Equivalents	$4,428,595	$5,949,115
Accounts Receivable	1,182,251	—
Prepaid Expenses	108,323	978,274
Prepaid Rent - Related Party	80,000	80,000
Total Current Assets	5,799,169	7,007,389

Fixed Assets
Construction in Progress	3,575,791	10,206,565
Net Property and Equipment	51,262,847	3,673,678
Total Fixed Assets	54,838,638	13,880,243

Other Assets
Security Deposits	25,455,000	2,981,327
Note Receivable - Related Party	340,054	328,556
Prepaid Rent - Related Party	240,000	320,000
Total Other Assets	26,035,054	3,629,883

Total Assets	$86,672,861	$24,517,515

Liabilities
Current Liabilities
Accounts Payable	$7,429,153	$—
Accrued Liabilities	94,500	414,585
Accrued Liabilities - Related Party	576,329	—
Notes Payable - Related Party	49,877,943	—
Deferred Revenue	3,630,818	5,935,000
Current Portion of Notes Payable	13,319,845	3,686,940
Total Current Liabilities	74,928,588	10,036,525

Long-Term Liabilities
Deferred Revenue	10,693,664	1,250,000
Customer Deposits	2,500,000	2,500,000
Derivative - Power Contract	5,925,000	—
Notes Payable, Net of Current Portion	18,278,247	16,979,275
Total Long-Term Liabilities	37,396,499	20,729,275

Total Liabilities	112,325,499	30,765,800

Stockholders' Equity
Stockholders' Equity
Common Stock - Class A, 800 Shares
Issued and Outstanding	800	800
Common Stock - Class B, 1,000 Shares
Issued and 200 Outstanding	200	200
Paid in Capital	572,239	572,239
Stockholder Distributions - Return of Capital	—	(686,600)
Accumulated Deficit	(26,225,877)	(6,134,924)
Total Stockholders' Equity	(25,652,638)	(6,248,285)

Total Liabilities and Stockholders' Equity	$86,672,861	$24,517,515

 See accompanying notes and accountants review report

3

Whinstone US, Inc. and Subsidiary

Statements of Operations

For the Years Ended December 31, 2020 and 2019

	Consolidated	Unconsolidated
	2020	2019

Revenues	$11,815,345	$328,922

Cost of Revenues	22,596,528	2,649,527

Gross Profit (Loss)	(10,781,183)	(2,320,605)

Operating Costs and Expenses (Credit)
G & A Expenses	7,620,373	3,394,293
Derivative Power Transactions Expense (Income)	(3,109,678)	—
Depreciation	2,664,065	—
Total Operating Costs and Expenses (Credit)	7,174,760	3,394,293

Operating Loss	(17,955,943)	(5,714,898)

Other Income (Expense)
Interest Income	119,975	20
Interest Expense - Related Party	(407,789)	—
Interest Expense	(1,160,596)	—
Other Expense	—	(420,046)
Total Other Expense	(1,448,410)	(420,026)

Net Loss	$(19,404,353)	$(6,134,924)

 See accompanying notes and accountants review report

4

Whinstone US, Inc. and Subsidiary

Statements of Equity

For the Years Ended December 31, 2020 and 2019

	Common Stock		Common Stock
	Class A		Class B		Paid In	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2018	—	$—	—	$—	$458,500	$(205,261)	$253,239

Conversion from LLC to Inc.	800	800	200	200	(206,261)	205,261	—

Unconsolidated Net Loss	—	—	—	—	—	(6,134,924)	(6,134,924)

Contributions (Dividends)	—	—	—	—	320,000	(686,600)	(366,600)

Balance, December 31, 2019	800	800	200	200	572,239	(6,821,524)	(6,248,285)

Consolidated Net Loss	—	—	—	—	—	(19,404,353)	(19,404,353)

Balance, December 31, 2020	800	$800	200	$200	$572,239	$(26,225,877)	$(25,652,638)

 See accompanying notes and accountants review report

5

Whinstone US, Inc. and Subsidiary

Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

	Consolidated	Unconsolidated
	2020	2019
Cash Flows Used by Operating Activities:
Net Loss	$(19,404,353)	$(6,134,924)
Adjustments to Reconcile Net Loss to
Net Cash Used by Operating Activities:
Depreciation	2,664,065	—
Derivative - Power Contract	5,925,000	—
(Increase) Decrease in Assets
Accounts Receivable	(1,182,251)	—
Prepaid Expenses	869,951	(978,274)
Prepaid Rent - Related Party	80,000	(400,000)
Security Deposits	(22,473,673)	(2,981,327)
Note Receivable - Related Party	(11,498)	(328,556)
Increase (Decrease) in Liabilities
Accounts Payable	7,429,153	—
Accrued Liabilities	(320,085)	414,585
Accrued Liabilities - Related Party	576,329	—
Deferred Revenue	7,139,482	9,685,000

Total Adjustments	696,473	5,411,428

Net Cash Used by Operating Activities	(18,707,880)	(723,496)

Cash Flows Used by Investing Activities:
Acquisition of Property and Equipment	(43,662,460)	(13,880,243)

Net Cash Used by Investing Activities	(43,662,460)	(13,880,243)

Cash Flows from Financing Activities:
Borrowings	10,931,877	20,666,215
Borrowings - Related Party	49,917,943	—
Net Capital Distributions and Stock Issuance	—	(113,361)

Net Cash Provided by Financing Activities	60,849,820	20,552,854

Net Increase (Decrease) in Cash and Cash Equivalents	(1,520,520)	5,949,115

Cash and Cash Equivalents at Beginning of Year	5,949,115	—

Cash and Cash Equivalents at End of Year	$4,428,595	$5,949,115

Supplemental Disclosure of Cash Flow Information:
Cash Paid During the Year for Interest	$1,160,596	$—

 See accompanying notes and accountants review report

6

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

1.	Business Activity, Basis of Presentation, Recent Accounting Pronouncements and Summary of Significant Accounting Policies

A.	Business Activity

Whinstone US, Inc. (the “Company”) was formed as a corporation in May 2019 pursuant to Delaware Corporate Law.

The Company constructs and operates purpose driven data centers to support the latest fiscal technology. The Company’s purpose is to bring the latest in design infrastructure and technology to impact the growth of the data mining industry. Seeking out the most current methods of electrical design and infrastructure, the Company’s facility allows for forms of technology.

In February 2020, the Company entered into a Stock Transfer Agreement and Subscription Deed with Northern Data AG. Northern Data AG (“ND”) owned 100% of the Company’s equity interest as of December 31, 2020.

Subsequent to December 31, 2020, on May 26, 2021, Riot Blockchain, Inc. (“Riot”) acquired all of the issued and outstanding equity interests of the Company, pursuant to terms of a Stock Purchase Agreement dated April 8, 2021, by and among Riot, ND and the Company. At the closing of the Acquisition, as consideration therefor, Riot paid to ND $80,000,000 in cash, subject to customary adjustments set forth in the Stock Purchase Agreement, and issued to ND 11.8 million shares of the common stock, no par value, of Riot.

B.	Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared on the accrual basis of accounting and include the accounts of the Company and its wholly owned and controlled subsidiary. The consolidated subsidiary results are included from the date the subsidiary was formed and are insignificant. Intercompany transactions have been eliminated in consolidation.

C.	Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability. When it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequences of the change to its consolidated financial statements and assures that there are proper controls in place to ascertain that the Company’s consolidated financial statements properly reflect the change.

7

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021, with early adoption permitted. The Company adopted this standard on January 1, 2020 and the adoption did not have a material impact on the financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The standard amends the existing lease accounting guidance and requires lessees to recognize a lease liability and a right-of-use asset for all leases (except for short-term leases that have a duration of one year or less) on their balance sheets. Lessees will continue to recognize lease expense in a manner similar to our current accounting under Accounting Standards Codification (“ASC”) 840, Leases. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparable period presented, with an option to elect certain transition relief. Full retrospective application is prohibited. The standard will be effective for the Company on January 1, 2022, with early adoption permitted. While the Company is currently evaluating the effect that the updated standard will have on the consolidated financial statements and related disclosures, it expects to recognize right-of-use assets and related lease liabilities on the consolidated balance sheets related to the ground lease and office leases where the Company is the lessee.

D.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, demand deposits with financial institutions and short-term, highly liquid investments. The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a write-off to accounts receivable based on its assessment of the current status of individual accounts. Accounting principles generally accepted in the United States require that an estimate be made of the allowance for bad debts. The effect of the use of the direct write-off method, however, is not materially different from the results that would have been obtained had the allowance method been followed. During 2020 and 2019, no bad debt expense was recognized.

8

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

Prepaid Expenses and Prepaid Rent

Prepaid expenses and prepaid rent primarily consist of prepaid operating expenses, such as insurance and rent.

Security Deposits

Security deposits primarily consist of deposits paid to our electricity supplier and to the lessor of our ground lease.

Fair Value Measurement

Accounting Standards Codification (“ASC”) Subtopic 820, Fair Value Measurements and Disclosures, (“ASC 820”) defines fair value, establishes a framework for measuring fair value, as well as expands on required disclosures regarding fair value measurements. This standard applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances. The Company had no assets or liabilities measured at fair value on a nonrecurring basis at December 31, 2020 or 2019.

All of the financial assets and liabilities’ carrying amounts approximate fair value because of their short maturities.

Property and Equipment and Construction in Progress

Property and equipment are stated at historical cost. Construction and related costs are capitalized and reported on the balance sheets at historical cost and as construction in progress during development of each capital project. The Company capitalizes costs directly related to the capital project, which include, but are not limited to, building materials and project plans. Professional judgment is used in determining whether such costs meet the criteria for capitalization or must be expensed as incurred. These costs are capitalized only during the period in which activities necessary to ready an asset for its intended use are in progress and such costs are incremental and identifiable to a specific activity to get the asset ready for its intended use. No indirect project costs were capitalized during 2020 and 2019. The balance of construction in progress was $3,600,000 and $10,200,000 at December 31, 2020 and 2019, respectively.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets once they are placed in service. The estimated useful lives of the related assets are 39 years for buildings, 15 years for electrical infrastructure, 10 years for maintenance equipment and 5 years for network and ventilation and cooling equipment.

9

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

Expenditures for ordinary repair and maintenance costs are charged to expense as incurred. Expenditures for improvements and replacements related to the improvement of assets are capitalized and depreciated over their estimated useful lives if the expenditures qualify as a betterment or the life of the related asset will be substantially extended beyond the original life expectancy.

Impairment of Assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. During the years ended December 31, 2020 and 2019, the Company recognized impairment losses of zero and $400,000, respectively, related to costs incurred at our prior facility in Louisiana.

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer;
•	Step 2: Identify the performance obligations in the contract;
•	Step 3: Determine the transaction price;
•	Step 4: Allocate the transaction price to the performance obligations in the contract; and
•	Step 5: Recognize revenue when the Company satisfies a performance obligation.

10

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•	Variable consideration
•	Constraining estimates of variable consideration
•	The existence of a significant financing component in the contract
•	Noncash consideration
•	Consideration payable to a customer

The Company has determined that its contracts contain a series of performance obligations which qualify to be recognized under a practical expedient available known as the “right to invoice.” This determination allows variable consideration in such contracts to be allocated to and recognized in the period to which the consideration relates, which is typically the period in which it is billed, rather than requiring estimation of variable consideration at the inception of the contract.

Data center hosting services are provided for high-power computing needs. The facility provides hosting services, security, power supply, installation and maintenance of third-party customer equipment at the facility. Hosting services include access to electricity provided through the data center. Customers are typically billed monthly based on actual monthly power usage. Revenue is recognized in the period the power was supplied.

Maintenance services include cleaning, cabling and other services to maintain the customers’ equipment. Revenue is recognized as these services are provided.

The Company installs certain hosted customers’ equipment and bills the customer at a fixed fee per piece of equipment or at an hourly rate. Revenue is recognized upon completion of the installation.

11

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

Power Supply Contract and Demand Response Services

In May 2020, Whinstone entered into a Supply Agreement with TXU Energy Retail Company LLC (“TXU”) to provide the delivery of a fixed amount of electricity by TXU to Whinstone (via the transmission facility owned by Oncor Electric Delivery Company LLC (“Oncor”)) for a fixed price through April, 30, 2030. The Supply Agreement provides a consistent and sufficient supply of electricity at the Whinstone data center facility. If Whinstone uses more electricity than contracted, the cost of the excess is incurred at the current spot rate. Concurrently, Whinstone entered into a contract with Oncor for the extension of delivery system transmission/substation facilities to facilitate the delivery of electricity to Whinstone’s location (the “Facilities Agreement”). Power costs incurred under this contract are determined on an hourly basis using settlement information provided by the Electric Reliability Council of Texas (“ERCOT”) and are recorded in cost of revenues in our consolidated statements of operations.

Demand response provides the ERCOT market with valuable reliability and economic services by helping to preserve system reliability, enhancing competition, mitigating price spikes, and encouraging the demand side of the market to respond better to wholesale price signals.  In collaboration with market participants such as the Company, ERCOT has developed demand response products and services for customers that have the ability to reduce or modify electricity use in response to instructions or signals. Loads may participate by offering directly into the ERCOT markets or indirectly by voluntarily reducing their energy usage in response to wholesale prices.

Depending on the spot market price of electricity, under this program, the Company sells electricity back to ERCOT in exchange for cash payments, rather than providing the power to customers during these peak times in order to most efficiently manage cost of revenues. During 2020 and 2019, the amount of power sold back to ERCOT totaled approximately $9,000,000 and zero, respectively. These payments are recognized when incurred in the consolidated statements of operations as derivative power transactions expense (income).

While managing facility operating costs in part by periodically selling unused or uneconomical power in the market (to ERCOT), such actions are not considered trading activities, because speculation in the power market is not done as part of ordinary activities. Since the Demand Response Services program allows for net settlement, the Supply Agreement meets the definition of a derivative under ASC 815, Derivatives and Hedging. However, because of the ability to sell the power back to the grid rather than take physical delivery, physical delivery is not probable through the entirety of the contract and therefore, the normal purchases and normal sales scope exception does not apply to the Supply Agreement. Accordingly, the Supply Agreement (the non-hedging derivative contract) is recorded at estimated fair value each reporting period with the change in the fair value recorded in derivative power transactions expense (income) in the consolidated statements of operations.

12

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

The estimated fair value of the derivative liability is classified in Level 3 of the fair value hierarchy due to the significant unobservable inputs that are utilized in their respective valuations. Specifically, the estimation models contain quoted commodity exchange spot and forward prices and are adjusted for basis spreads for load zone-to-hub differentials.

Lease Accounting

In accordance with ASC 840, Leases, rental expense for lease payments related to operating leases is recognized on a straight-line basis over the remaining lease term. The Company does not hold any finance leases.

Income Taxes

The Company is taxed as a corporation for federal and state income tax purposes.

The Company accounts for income taxes under the asset and liability method, in which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is required to the extent any deferred tax assets may not be realizable.

ASC Topic 740, Income Taxes, (“ASC 740”), also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in material changes to its financial position.

13

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

The tax effects of temporary differences and tax loss and credit carry forwards that give rise to significant portions of deferred tax assets and liabilities at December 31, 2020 and 2019 are comprised of the following:

	As of December 31,
	2020	2019
Deferred tax assets (liabilities):
Net operating loss carryforwards	$5,962,000	$—
Derivative asset	1,244,000	—
Depreciation	(3,161,00)	—
Total deferred tax assets (liabilities)	4,045,000	—
Valuation allowance	(4,045,000)	—
Net deferred tax asset	$—	$—

The Company has approximately $28,400,000 of federal tax Net Operating Losses (“NOLs”) that may be available to offset future taxable income, if any. Under the new Tax Cuts and Jobs Act, all NOLs incurred after December 31, 2017 are carried forward indefinitely for federal tax purposes. The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) signed in to law on March 27, 2020, provided that NOLs generated in a taxable year beginning in 2018, 2019, or 2020, may now be carried back five years and forward indefinitely. In addition, the 80% taxable income limitation is temporarily removed, allowing NOLs to fully offset net taxable income.

Furthermore, as a result of changes in the ownership of our common stock, our ability to use our federal NOLs may be limited under Internal Revenue Code Section 382. State NOLs are subject to similar limitations in many cases. As a result, our substantial NOLs may not have any value to us.

The statute of limitations for assessment by the IRS and state tax authorities is open for all of our tax years. Currently, no federal or state income tax returns are under examination by the respective taxing authorities. The Company has not identified any uncertain tax positions requiring a reserve as of December 31, 2020 and 2019. The Company’s policy is to recognize interest and penalties that would be assessed in relation to the settlement value of unrecognized tax benefits as a component of income tax expense. The Company did not incur either interest or penalties for the years ended December 31, 2020 and 2019 related to federal or state income taxes.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and taxing strategies in making this assessment. In case the deferred tax assets will not be realized in future periods, the Company has provided a valuation allowance for the full amount of the deferred tax assets at December 31, 2020 and 2019.

14

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

The expected tax provision (benefit) based on the U.S. federal statutory rate is reconciled with the actual tax provision (benefit) as follows:

	For the years ended December 31
	2020	2019
Statutory federal income tax expense (benefit)	$(4,068,000)	$—
Other	8,600	—
Change in valuation allowance	4,060,000	—
Income tax provision (benefit)	$—	$—

Advertising

Advertising costs are expensed as incurred. Advertising was $30,000 for 2020 and $41,000 for 2019.

Impact of COVID-19

The COVID-19 global pandemic has been unpredictable and unprecedented and could continue to result in significant national and global economic disruption, which may adversely affect our business. Based on the Company’s current assessment, however, the Company does not expect any material impact on its long-term development, its operations, or its liquidity due to the worldwide spread of the COVID-19 virus. However, the Company is actively monitoring this situation and the possible effects on its financial condition, liquidity, operations, suppliers, and industry.

2.	Financing Arrangements

Notes Payable

Financing from Customer

During 2019, one of the Company’s customers provided funding for one of the data centers being constructed. Under the terms of the agreement, the Company will repay the construction debt plus an additional $2,000,000 for the restoration of lost profit. The restoration of lost profit was recognized as a reduction of revenue in 2019 and fully paid in July 2020. Payments under this agreement began in June 2020 for a period of 30 months at an interest rate of 7.0%. This debt is secured by the Company stock, as well as the buildings, land lease rights and equipment. The estimated maturities based on the debt at December 31, 2020 are as follows:

15

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

For the years ending December 31, 2021	$13,010,765
2022	18,278,247
Total	$31,289,012

Financing from Paycheck Protection Program

During 2020, the Paycheck Protection Program (“PPP”) was established with the passing of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), designed to provide financial relief to business owners and employees during the early stages of the COVID-19 outbreak in the United States. The CARES Act stimulus package provided assistance to the U.S. economy via loans, grants, and stimulus checks to citizens. PPP loans can be used to help fund payroll costs, including benefits, and may also be used to pay for mortgage interest, rent, utilities, worker protection costs related to COVID-19 and certain supplier costs and expenses for operations.

During 2020, the Company was provided a PPP loan of $309,000 with a fixed-rate of interest of 1.0%. The balance is included in current portion of notes payable in our balance sheet.

Subsequent to December 31, 2020, in March 2021, the Company received confirmation from the Small Business Administration that it qualified for and was granted full forgiveness of the PPP loan balance and the insignificant amount of accrued interest.

Customer Deposits

During 2019, a customer paid a security deposit of $2,500,000. Subsequent to December 31, 2020, in June 2021, the customer’s contract was terminated and the deposit was returned by the Company to the customer.

3.	Concentration of Risks

The Company maintains its cash accounts in a commercial bank. Accounts are guaranteed by the FDIC up to $250,000. The portion of the deposits in excess of this amount is not subject to such insurance and represents a credit risk to the Company. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash.

16

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

During the years ended December 31, 2020 and 2019, the Company had less than 10 customers. This concentration exposes us to increased credit risk. As a result, a default by any such customer, a prolonged delay in the payment of accounts receivable or the extension of payment terms for customers could adversely affect cash flow, liquidity and operating results. The Company has not needed to extend the payment terms for any of its customers and has no reason to believe any will not meet their obligations under the contracts.

Individual counterparties are reviewed in determining the Company’s concentrations of credit risk. Certain derivative instruments contain collateral provisions tied to the counterparties’ credit ratings and the Company’s tangible net worth, as calculated by total assets less intangible assets and total liabilities. If tangible net worth were to deteriorate materially, or if a counterparty with reasonable grounds for uncertainty regarding the Company’s ability to satisfy an obligation requested adequate assurance of performance, additional collateral postings might be required. The additional collateral required is the net liability position allowed under the agreement, assuming the credit risk-related contingent features underlying these arrangements were triggered and those counterparties with rights to do so requested collateral.

4.	Net Property and Equipment

Net property and equipment consisted of the following as of December 31, 2020 and 2019:

	2020	2019
Buildings and improvements	$49,491,712	$—
Equipment and other	4,435,200	3,673,678
Total cost of property and equipment	53,926,912	3,673,678
Less accumulated depreciation	(2,664,065)	—
Net property and equipment	$51,262,847	$3,673,678

Depreciation expense totaled approximately $2,700,000 and zero, for the years ended December 31, 2020 and 2019, respectively.

5.	Commitments and Contingencies

The Company could be subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of business activities. Management is not aware of any pending matters that could have a material impact on the financial condition of the Company.

Due to the construction in progress, the Company has various outstanding commitments with vendors.

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Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

6.	Related Party Transactions

A.	Related Party Loan

In 2019, the Company advanced funds to a related party. The balance of approximately $340,000 is included in note receivable-related party in our balance sheets at December 31, 2020 and 2019.

B.	Related Party Housing

The Company also leased a residence from a related party. The balance of approximately $320,000 and $400,000 is included in prepaid rent-related party in our balance sheets at December 31, 2020 and 2019, respectively. See additional detail in the Operating Leases note disclosure in Note 8.

Subsequent to year-end, in May 2021, both of these related party transactions were terminated by agreement between the parties in connection with assistance in closing the May 2021 sale transaction to Riot as described further in Note 1.

C.     Related Party Note Payable

In April 2020, the Company entered into a Facility Agreement with its subsequent former Parent, ND, as lender for financing the operating costs and amplification of the data center facility, as well as the Company’s general corporate purposes. In June 2020, the parties to the note amended the original Facility Agreement to increase the maximum amount of the note to $50,000,000. The note balance of $49,900,000 is classified as Notes Payable – Related Party on our balance sheet as of December 31, 2020.

The note bears interest at fixed-rate of 2.0% and interest is paid annually and in arrears. The accrued interest was $408,000 and was included in Accrued Liabilities - Related Party in our balance sheet at December 31, 2020.

Subsequent to year-end, in May 2021, the note was fully repaid in connection with closing the May 2021 sale transaction to Riot as described further in Note 1.

D.    Related Party Compensation

Officers’ compensation was approximately $1,000,000 for 2020 and is included in G&A expenses.

18

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

7.	Deferred Revenue

During 2019, the Company entered into an agreement with one of its customers for monthly hosting services. These services are provided each month at a specified rate, along with other customary terms and conditions, for a period of 24 months. As part of the agreement, the Company received advance payments of $9,700,000. At December 31, 2020 and 2019, the unrecognized portions of these contracts are reflected in the balance sheet as deferred revenue – current portion of $1,800,000 and $5,900,000, respectively, and as deferred revenue – long-term portion of $4,700,000 and $3,800,000, respectively.

During 2020, the Company entered into an agreement with one of its customers for monthly hosting services. These services are provided each month at a specified rate, along with other customary terms and conditions, for a period of 120 months. As part of the agreement, the Company received advance payments of $6,700,000. At December 31, 2020, the unrecognized portions of this contract are reflected in the balance sheet as deferred revenue – current portion of $600,000 and as deferred revenue – long-term portion of $6,000,000.

8.	Operating Leases

All of our leases are classified as operating leases through the lease term expiration in accordance with ASC 840, Leases (“ASC 840”). Rental expense for lease payments related to operating leases is recognized on a straight-line basis over the remaining lease term. The Company currently does not hold any finance leases.

In January 2019, the Company entered into a lease to rent space in Louisiana for annual rent of approximately $270,000. The lease is for a period of five years and expires in December 2023. In April 2019, the Company entered into a second lease to rent space in Louisiana for annual rent of approximately $427,000. The lease is for a period of five years and expires in March 2024.

The Company entered into a ground lease in October 2019 for real property in Texas for an annual rent of approximately $888,000, increased annually by 3%. The initial term of the lease is 10 years commencing on January 1, 2020.

On December 31, 2019, the Company leased a residence from a related party with a 60-month term with full payment of $400,000 due in advance. The unamortized balance of $320,000 is included in prepaid rent – related party at December 31, 2020 and 2019. The lease terminates at the end of 2024. Subsequent to year-end, in May 2021, this lease was terminated by agreement between the parties in connection with assistance in closing the May 2021 sale transaction to Riot as described further in Note 1.

During 2020 and 2019, the Company incurred $888,000 and zero, respectively, of ground lease expense, which is recorded as cost of revenues in our statements of operations. During 2020 and 2019, the Company incurred $1,400,000 and $439,000, respectively, of office and other lease expense, which is recorded as G&A expense in our statements of operations.

19

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

At December 31, 2020, future minimum lease payments from these leases were as follows:

	Ground lease	Other leases
For the years ending December 31, 2021	$914,000	697,000
2022	942,000	697,000
2023	970,000	697,000
2024	999,000	107,000
2025	1,029,000	—
Thereafter	4,433,000	—
Total	$9,287,000	$2,198,000

9.	Derivative Financial Instruments

Derivatives are used to manage the risk of changes in market prices for power. Such price fluctuations may cause the following:

•	an unrealized appreciation or depreciation of contracted commitments to purchase when purchase prices under the commitments are compared with current power prices; and
•	actual cash outlays for the purchase of the power that differ from anticipated cash outlays

The derivatives used to manage these risks are governed by the Company’s risk management policies. The net positions are continually assessed to determine whether new or offsetting transactions are required. The goal of the program is generally to mitigate financial risks while ensuring that sufficient quantities of power are available to meet Company requirements. Contracts entered into as part of the risk management program may be settled financially, settled by physical delivery, or net settled with the counterparty. All contracts considered to be derivative instruments are recorded on the consolidated balance sheets at their fair values.

As of December 31, 2020, there is one derivative power contract, which had a carrying value of $5,925,000 and is recorded as a derivative liability in the consolidated balance sheet. The contract is not designated as a hedging instrument.

The terms of the Supply Agreement require margin-based collateral, calculated as exposure resulting from fluctuations in the market cost rate of electricity versus the fixed price stated in the contract. The margin-based collateral requirement to the Company is zero as of December 31, 2020.

10.	Fair Value Measurements

Fair value is defined as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820, Fair Value Measurements, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

20

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 — assets and liabilities whose significant value drivers are unobservable.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company's market assumptions.  Unobservable inputs require significant management judgment or estimation.  In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy.  In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement.  Such determination requires significant management judgment.

Nonperformance risk is considered in the valuation of derivative instruments by analyzing the Company’s own credit standing and the credit standing of its counterparties, and by considering any credit enhancements (e.g., collateral). The evaluation is based on current market conditions, and if such risk is deemed to be material, a valuation adjustment would be estimated using market data such as the price of credit default swaps, bond yields, and credit ratings. No gains or losses related to valuation adjustments for counterparty default risk were recorded during 2020. At December 31, 2020, the counterparty default risk valuation adjustment related to derivative contracts was zero.

The estimated fair value of the derivative liability is classified in Level 3 of the fair value hierarchy due to the significant unobservable inputs that are utilized in their respective valuations. Specifically, the estimation models contain quoted commodity exchange spot and forward prices and are adjusted for basis spreads for load zone-to-hub differentials.

11.	Subsequent Events

The Company evaluated all subsequent events through the date of this report, which is the date the financial statements were available to be issued.

See Note 6, for related party transactions.

As described in Note 1, on May 26, 2021, Riot acquired all of the issued and outstanding equity interests of the Company, pursuant to terms of a Stock Purchase Agreement dated April 8, 2021, by and among Riot, ND and the Company. At the closing of the Acquisition, as consideration therefor, Riot paid to ND $80,000,000 in cash, subject to customary adjustments set forth in the Stock Purchase Agreement, and issued to ND 11.8 million shares of the common stock, no par value, of Riot.

21

Whinstone US, Inc. and Subsidiary

(a Delaware Corporation)

Notes to Consolidated Financial Statements

In February 2021, the state of Texas experienced an extreme and unprecedented winter weather event that resulted in prolonged freezing temperatures and caused an electricity generation shortage that was severely disruptive to the whole state. While demand for electricity reached extraordinary levels due to the extreme cold, the supply of electricity significantly decreased in part because of the inability of certain power generation facilities to supply electric power to the grid.  Due to the extreme market price of electricity during this time, the Company stopped supplying power to its customers and instead sold power back to the grid.

In April 2021, under the provisions of the TXU Supply Agreement, the Company entered into a Qualified Scheduling Entity (“QSE”) Letter Agreement, which resulted in the Company being entitled to receive approximately $125,100,000 for its power sales during the February winter storm, all under the terms and conditions of the QSE Letter Agreement. $29,000,000 was received in cash in April 2021, approximately $69,800,000 is scheduled to be credited against future power bills of Whinstone beginning in 2022 and the remaining $26,300,000 is contingent upon ERCOT being able to collect additional amounts owed from its other customers. These amounts are gross before fair value adjustments and expenses incurred by Whinstone for power management fees and customer settlements of approximately $15,000,000.

In April 2021, the Company amended the ground lease described in Note 8 whereby it obtained a Water Reservation Agreement from the lessor, which provides for a certain quantity of water from a nearby lake to be used by the Company for commercial purposes. The Company use the water for evaporative cooling of the data center. The initial term of the reservation agreement expires in December 2027 and required annual payments of approximately $950,000.

In May 2021, Riot provided a guarantee in favor of the Company for the ground lease payments described in Note 8.

In June 2021, the Company terminated a revenue contract with one of its customers whose contract was originally scheduled to mature on July 9, 2022. As part of the termination agreement and the underlying hosting service agreement with the customer, Whinstone will refund to the customer its security deposit of $2,500,000 and the unamortized amount of its One-Time Prepayment totaling $4,300,000.

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